EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the securities of Cerebras Systems Inc. is filed on behalf of each of us.

Dated:  August 14, 2026

Foundation Capital VIII, L.P.

By:

Foundation Capital Management Co. VIII, L.L.C.

Its:

General Partner

By:

/s/ Ashu Garg

Name: Ashu Garg

Title: Manager

Foundation Capital VIII Principals Fund, L.L.C.

By:

Foundation Capital Management Co. VIII, L.L.C.

Its:

Manager

By:

/s/ Ashu Garg

Name: Ashu Garg

Title: Manager

Foundation Capital Management Co. VIII, L.L.C.

By:

/s/ Ashu Garg

Name: Ashu Garg

Title: Manager

Foundation Capital Leadership Fund II, L.P.

By:

Foundation Capital Management Co. LF II, L.L.C.

Its:

General Partner

By:

/s/ Ashu Garg

Name: Ashu Garg

Title: Manager

Foundation Capital Management Co. LF II, L.L.C.

By:

/s/ Ashu Garg

Name: Ashu Garg

Title: Manager